Exhibit 10.10

EXECUTION VERSION

EXPENSE REIMBURSEMENT AGREEMENT

This EXPENSE REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of April 1, 2016 (the “Effective Date”), is entered into by and between First Hawaiian, Inc., a Delaware corporation formerly known as BancWest Corporation (“FHI”), with its principal address at 999 Bishop Street, 29th Floor, Honolulu, HI 96813, and BancWest Holding Inc., a Delaware corporation (“BWHI”), with its principal place of business located at 180 Montgomery Street, 25th Floor, San Francisco, CA 94104.  For convenience, FHB and BWHI shall be referred to individually as a “party” and collectively, as the “parties”.

WHEREAS, prior to the Effective Date, FHI was a wholly-owned subsidiary of BNP Paribas, a corporation organized and domiciled in the French Republic (“BNPP”), and was the direct holding company of First Hawaiian Bank, a Hawaii state-chartered bank (“FHB”), and Bank of the West, a California state-chartered bank (“BoW”);

WHEREAS, BNPP effected a series of reorganization transactions on the Effective Date that have caused BoW to cease to be a subsidiary of FHI and to become a wholly-owned subsidiary of BWHI, a direct wholly-owned subsidiary of BNPP, so that both of FHI and BWHI are wholly-owned subsidiaries of BNPP, FHI is the holding company of FHB and BWHI is the holding company of BoW;

WHEREAS, FHI and FHB are parties to that AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT, dated as of November 28, 2012 (the “FHB-FHI MSA”), attached to this Agreement as Exhibit A, under which FHB provides certain services to FHI in exchange for compensation;

WHEREAS, certain services FHB provides to FHI pursuant to the FHB-FHI MSA are for the ultimate benefit of BWHI or BNPP and its subsidiaries; and

WHEREAS, FHI, BWHI and BNPP desire that any and all expenses incurred by FHI related to such services provided by FHB be reimbursed by BWHI as provided herein.

NOW THEREFORE, in consideration of the representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                                              Services.  The parties agree and acknowledge that FHB performs certain services pursuant to, and in accordance with the terms of, the FHB-FHI MSA (collectively, the “Services”).  The parties further agree and acknowledge that certain of the Services performed by FHB pursuant to the FHB-FHI MSA relate to: (i) compliance with the Comprehensive Capital Analysis and Review framework (“CCAR”) of the Board of Governors of the Federal Reserve System (the “FRB”) by the entities which previously were owned by FHI and are planned to be owned as of July 1, 2016, by BWC Holding, Inc. (to be renamed BancWest Corporation); (ii) the implementation of and compliance with the reporting requirements of BNP Paribas USA, Inc.

(“BNPP USA”), the BNPP U.S. subsidiary that will become BNPP’s intermediate holding company for purposes of the FRB’s Regulation YY (“IHC Reporting”), and reporting requirements of BWC Holdings Inc., a subsidiary of BNPP USA (“BWC Holdings Reporting”); and (iii) other Services performed on behalf of and in connection with BNPP and its subsidiaries other than on behalf of or allocable to FHI (“Other BNPP Services”).

All services provided pursuant to this Agreement shall be consistent with service standards, as set out in any other writing signed by both parties to this Agreement.  In the absence of a specific service standard, FHI and FHB shall utilize the same standard of care in providing services to BWHI that they utilize in connection with their own similar activities, and shall have no liability to BWHI for any damages it may suffer as long as FHI and FHB have acted in accordance with the applicable standard of care.  The parties agree that services may be added or deleted under this Agreement at any time by a writing signed by both parties to this Agreement.

2.                                                              Reimbursement.  The parties agree that BWHI will reimburse FHI for all amounts charged by FHB to FHI reasonably in accordance with past practices pursuant to, and in accordance with the terms of, the FHB-FHI MSA to the extent such charges relate to Services related to: (i) CCAR; (ii) IHC Reporting and BWC Holdings Reporting; or (iii) Other BNPP Services (all such expenses, “Reimbursable Expenses”).

FHI shall charge BWHI monthly in arrears for Reimbursable Expenses.  FHI shall provide sufficient detail to BWHI for all monthly charges to permit BWHI to verify that the charges cover Reimbursable Expenses.  BWHI shall pay FHI any undisputed portion of a bill no later than ten (10) business days after receiving such bill.

Within ten (10) business days of receiving a bill for Reimbursable Expenses, BWHI may object to any item that it reasonably and in good faith determines not to be a Reimbursable Expense.  If such objection is made, the parties will cooperate in good faith to address any such objection and resolve any related dispute and, if they are not able to resolve any such dispute between themselves, will resolve such dispute in accordance with the provisions of Section 6 (Dispute Resolution) of the Master Reorganization Agreement, dated April 1, 2016, among FHI, BWHI and BNPP.

No payment owed by BWHI to FHI shall be deemed to be late or in default if such payment is in dispute pursuant to this Section 2(b); provided that any payments owed by BWHI to FHI related to a disputed portion of a bill shall be paid within ten (10) business days of such dispute being resolved.

FHI shall maintain sufficient records, in reasonable detail, of the amounts charged by FHB to FHI under the FHB-FHI MSA that constitute Reimbursable Expenses.  Upon request, FHI shall provide copies of such records to BWHI.

3.                                                              Mutual Indemnification.  BWHI agrees to indemnify and hold FHI and FHB, as the case may be, harmless from and against all loss or damage, including reasonable attorney’s fees, costs and expenses incurred by FHI or FHB as a result of any claims related to or arising

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out of FHB’s performance of its duties and obligations under this Agreement, unless such loss or damage shall arise from FHI’s or FHB’s failure to perform its duties under this Agreement or the FHB-FHI MSA, as applicable,  with reasonable care or unless such loss or damage shall arise from the negligent or intentional acts or omissions of FHI or FHB.  FHI agrees to indemnify and hold BWHI harmless from and against all loss or damage, including reasonable attorney’s fees, costs and expenses incurred by BWHI as a result of any claims related to or arising out of FHI’s failure to perform its duties and obligations under this Agreement or FHB’s failure to perform the Services giving rise to Reimbursable Expenses with reasonable care, unless such loss or damage shall arise from the negligent or intentional acts or omissions of BWHI, BoW, BNPP or BNP Paribas USA.  In the foregoing sentence, the words “loss or damage” include, but are not limited to, loss or damage arising directly or indirectly from any actions or omissions of any employee or authorized representative of either party.

4.                                                              Confidentiality.  All information disclosed by either party to the other under the terms of this Agreement, except such information as may be generally available to the public or the banking industry, is and will be kept confidential unless its disclosure is required by law or is required by the regulatory supervisor(s) of either party.

5.                                                              Term of Agreement.

(a)                                 This Agreement shall terminate on July 1, 2016.

(b)                                 Either party may terminate this Agreement at any time prior to July 1, 2016 upon one (1) month’s prior written notice to the other party.

(c)                                  If any time during the term of this Agreement the practices hereunder are declared unlawful by federal or state authorities or by a judicial body, either party may terminate this Agreement immediately without penalty upon written notice to the other party.

6.                                                              Notices.  All notices relating to this Agreement shall be in writing and shall be sent to the respective parties at the following addresses (or at such other addresses for a party as shall be specified in like notice):

If to FHI:                                           Michael Ching

First Hawaiian, Inc.

999 Bishop Street, 29th Floor

Honolulu, Hawaii 96813

If to BWHI:                             Attn: General Counsel

BancWest Holding Inc.

180 Montgomery Street, 25th Floor

San Francisco, California 94194

7.                                                              Breach.  Upon the breach of any obligation under this Agreement by either party, the aggrieved party shall give the defaulting party notice of such breach, which notice shall specify the exact nature of the breach and the time by which such breach shall be cured.  Failure

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to cure the breach within the time provided shall entitle the aggrieved party the right to immediately terminate this Agreement.  If this Agreement is terminated, the right of the aggrieved party to any damages for such breach shall not be prejudiced.

8.                                                              Integration.  This Agreement (including any exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.                                                              Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and as applicable, the laws of the United States of America.  In the event of litigation concerning the matters subject to this Agreement, the prevailing party’s legal fees and court costs shall be paid by the losing party.

10.                                                       Compliance with Laws.  BWHI and FHI agree to comply with applicable laws and regulations in performing this Agreement.

11.                                                       Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make such assignment without consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and the respective successors and assigns.

12.                                                       Corporate Authority.  Each of the parties has obtained all necessary corporate approvals for the execution and delivery of this Agreement.

13.                                                       Severability.  Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable law or regulation shall be limited or nullified only to the extent necessary to bring this Agreement within the requirements of such law or regulation.

14.                                                       Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

First Hawaiian, Inc.

By	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chief Executive Officer

BancWest Holding Inc.

By	/s/ Thibault Fulconis
	Name:	Thibault Fulconis
	Title:	Vice Chairman, Chief Financial Officer & Treasurer

[Signature Page to Expense Reimbursement Agreement]

Exhibit A

AMENDED AND RESTATED

MANAGEMENT SERVICES AGREEMENT

(“Agreement”)

This AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (the “Agreement”), dated as of November 28, 2012, is entered into by and between First Hawaiian Bank, a bank chartered under the laws of the State of Hawaii (“BANK”), with its mailing address at 999 Bishop Street, Honolulu, HI 96813, and BancWest Corporation, a bank holding company organized under the laws of the State of Delaware (“BWE”), with its mailing address at 180 Montgomery Street, 25th Floor, San Francisco, CA 94104.

WHEREAS, BANK and BWE desire to amend and replace in its entirety the Management Services Agreement effective June 1, 1999, as it may have been amended from time to time, with this Agreement;

WHEREAS, BANK is a wholly-owned subsidiary of BWE;

WHEREAS, BANK and BWE desire to memorialize in writing the provision and use of services offered by BANK for BWE upon the terms and conditions and for the compensation contained in this Agreement;

NOW THEREFORE, in consideration of the representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Services. BANK shall provide BWE with the services specified in Exhibit A attached hereto and incorporated herein by reference.

All services provided pursuant to this Agreement shall be consistent with service standards, if any, specified in Exhibit A or as set out in any other writing signed by both parties to this Agreement. In the absence of a specific service standard, BANK shall utilize the same standard of care in providing services to BWE that it utilizes in connection with its own similar activities, and shall have no liability to BWE for any damages it may suffer as long as BANK has acted in accordance with the applicable standard of care. The parties agree that services may be added or deleted under this Agreement at any time by a writing signed by both parties to this Agreement.

2.                                      Compensation. In consideration of the services provided by BANK pursuant to this Agreement, the parties agree to compensation upon the terms and conditions as follows:

BANK shall charge BWE the actual costs incurred by BANK in providing the services specified under this Agreement which costs shall be based on an allocation of the salaries including benefits, occupancy, fixed assets, office expenses and insurance expenses of BANK employees providing the services (the “BANK Employee Expenses”). Additionally, should BANK enter into third-party vendor contracts to provide services to BWE, BWE will be charged for its pro rata share of such vendor contracts. BANK shall charge BWE monthly in arrears for these costs and BWE shall pay BANK no later than 20 business days after receiving a bill.

BANK has previously provided BWE with a statement of the amounts it intends to charge BWE each month for the BANK Employee Expense and BWE has agreed to these charges. Semiannually, BANK may adjust the amounts charged for BANK Employee Expense to reflect any increase or decrease in its actual costs or the services provided to BWE and will provide BWE with not less than 20 business days prior written notice of the new amounts to be charged for BANK Employee Expenses; provided however, that BANK may revise the amounts charged at more frequent intervals if necessary to recoup its actual costs for additional services.

BANK shall maintain sufficient records, in reasonable detail, of the services provided hereunder, including the calculation of BANK’S actual costs incurred, and, upon request, shall provide copies of such records to BWE.

3.                                      Independent Contractor. BANK is and shall be considered for all purposes to be an independent contractor of BWE. BANK shall select its own employees, agents, and representatives to provide services to BWE pursuant to this Agreement who shall be under the exclusive supervision and control of BANK and who shall not be, or deemed for any purpose to be, employees or agents of BWE.

4.                                      Mutual Indemnification. BWE agrees to indemnify and hold BANK harmless from and against all loss or damage, including reasonable attorneys’ fees, costs and expenses incurred by BANK as a result of any claims related to or arising out of BANK’S performance of its duties hereunder, unless such loss or damage shall arise from BANK’S failure to perform its duties under this Agreement with reasonable care. BANK agrees to indemnify and hold BWE harmless from and against all loss or damage, including reasonable attorneys’ fees, costs and expenses incurred by BWE as a result of any claims related to or arising out of BANK’S failure to perform its duties under this Agreement with reasonable care, unless such loss or damage shall arise from the negligent or intentional acts or omissions of BWE. In the foregoing sentence, the words “loss or damage” include, but are not limited to, loss or damage arising directly or indirectly from any actions or omissions of any employee or authorized representative of either party.

5.                                      Confidentiality. All information disclosed by either party to the other under the terms of this Agreement, except such information as may be generally available to the public or the banking industry, is and will be kept confidential unless its disclosure is required by law or is required by the regulatory supervisor(s) of either party.

6.                                      Term of Agreement.

(a)                                 Either party may terminate this Agreement at any time upon one (1) month’s prior written notice to the other party.

(b)                                 If at any time during the term of this Agreement the practices hereunder are declared unlawful by federal or state authorities or by a judicial body, either party may terminate this Agreement immediately.

(c)                                  Notwithstanding the foregoing, this Agreement shall terminate immediately if at any time a majority of the voting securities of BANK shall not be owned, directly or indirectly, including ownership through one or more subsidiaries, by BWE.

7.                                      Notices. All notices relating to this Agreement shall be in writing and shall be considered to have been given by either party to the other party upon personal delivery to a party’s designated representative or upon the mailing thereof to the other party by registered or certified mail at its address set forth on the signature page of this Agreement, or to such other address as the other party may specify in writing.

8.                                      Breach. Upon the breach of any obligation under this Agreement by either party, the aggrieved party shall give to the defaulting party notice of such breach, which notice shall specify the exact nature of the breach and the time by which such breach shall be cured. Failure to cure the breach within the time provided shall entitle the aggrieved party the right to immediately terminate this Agreement. If this Agreement is terminated, the right of the aggrieved party to any damages for such breach shall not be prejudiced.

9.                                      Integration. This Agreement (including any exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.                               Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii and as applicable, the laws of the United States of America. In the event of litigation concerning the matters subject to this Agreement, the prevailing party’s legal fees and court costs shall be paid by the losing party. Both parties consent to the jurisdiction of any state or federal court sitting in Honolulu, Hawaii, and agree that Honolulu shall not be an inconvenient venue for any such action.

11.                               Compliance with Laws. BWE and BANK agree to comply with applicable laws and regulations in performing this Agreement.

12.                               Assignments. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto ( whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

13.                               Corporate Authority. Each of the parties has obtained all necessary corporate approvals for the execution and delivery of this Agreement.

14.                               Severability. Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable law or regulation shall be limited or nullified only to the extent necessary to bring this Agreement within the requirements of such law or regulation.

15.                               Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

FIRST HAWAIIAN BANK		BANCWEST CORPORATION

By:	/s/ Al Yamada	By:
Name:	Al Yamada	Name:
Its:	Vice Chairman,	Its:
Chief Financial Officer &
Chief Administrative Officer

EXHIBIT A

BANCWEST CORPORATION

LIST OF SERVICES PROVIDED BY

FIRST HAWAIIAN BANK

(Effective October 1, 2012)

MAJOR SERVICES

1.                                      Accounting, tax, financial and regulatory reporting including consolidations, interactions with external auditors and reporting of financial matters as requested by BNP Paribas

2.                                      Financial, capital and budgetary planning and analysis

3.                                      Asset and liability management, including but not limited to, treasury services, debt and equity management

4.                                      Strategic Planning, including mergers and acquisitions

5.                                      Interaction with and responding to requests from BNP Paribas

6.                                      Management services (i.e., reimbursement for the time spent by BANK employees who serve as officers of BWE and manage and represent BWE)

7.                                      Administrative services including but not limited to, internal audit, insurance, accounting, tax, disbursements, human resources, and benefit plan (qualified and non-qualified) administration

8.                                      Legal and regulatory advice and litigation matters

9.                                      Regulatory relations and examinations

10.                               Corporate governance, including shareholder relations and Board and Board committee meetings

11.                               Risk management and mitigation activities, including, but not limited to, for operational and credit risk, and stress testing

12.                               Corporate compliance matters

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